UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                               -------------------

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 23, 2000



                                   LUCOR, INC.
              (Exact name of registrant as specified in its charter)



        FLORIDA                      0-25164                   65-0195259
(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)             File Number)            Identification No.)


790 Pershing Road, Raleigh, North Carolina                         27608
(Address of principal executive offices)                        (Zip code)


Registrant's telephone number, including area code:  919-828-9511

Item 5.  OTHER EVENTS

      Class A Common Stock of  Lucor, Inc.  (the "Company") is currently traded
on The Nasdaq SmallCap Market.   The Company has been notified by Nasdaq that
it has reviewed the listing requirements set forth in Nasdaq's Marketplace Rules and determined that the Company is no longer in compliance with
Marketplace Rule 4310(c)(2)(B).   As a result of this non-compliance, Nasdaq
has informed the Company that, effective August 24, 2000, the stock will no longer be listed on The Nasdaq SmallCap Market. Following such de-listing, the stock will be eligible for trade on the OTC Bulletin Board.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 23, 2000               Lucor, Inc.



                                       By: s/s Kendall A. Carr
                                           ------------------------------
                                           Kendall A. Carr
                                           Chief Financial Officer